Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share	Other(1)	2,000,000(3)	$7.91	$15,820,000	0.00013810	$2,184.74
Equity	Common stock, $0.0001 par value per share	Other(1)	12,000,000(4)	$7.91	$94,920,000	0.00013810	$13,108.45
Total Offering Amounts			15,000,000	$ 7.91	$110,740,000		$15,293.19
Total Fee Offsets							$ —
Net Fees Due							$15,293.19

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low prices of the common stock, par value $0.0001 per share (the “Common Stock”), of Alphatec Holdings, Inc. (the “Company”) as reported on the Nasdaq Global Select Market on June 4, 2026.
(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional securities which may be offered or issued under the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan (the “Purchase Plan”) and the Alphatec Holdings, Inc. 2026 Equity Incentive Plan (the “Equity Plan”) to prevent dilution resulting from any stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(3)
Represents 2,000,000 shares of Common Stock available for future issuance under the Purchase Plan approved by the stockholders of the Company on June 10, 2026.
(4)
Represents 12,000,000 shares of Common Stock available for future issuance under the Equity Plan approved by the stockholders of the Company on June 10, 2026.